                   AGGREGATE LOSS RATIO REINSURANCE AGREEMENT

                                     BETWEEN

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA.
                      (HEREAFTER CALLED THE "RETROCEDENT")

                                       AND

                        GRANITE REINSURANCE COMPANY, LTD.
                   (HEREINAFTER CALLED THE "RETROCESSIONAIRE")


                                      INDEX

         ARTICLE                    SUBJECT                               PAGE


                  I     BUSINESS COVERED........................             1.
                 II     TERM AND TERMINATION....................             1.
                III     TERRITORY...............................             1.
                 IV     COVERAGE................................             1.
                  V     LIMIT OF LIABILITY .....................             1.
                 VI     PREMIUM.................................             2.
                VII     DEFINITIONS.............................             2.
               VIII     REPORTS AND ACCOUNTING  ................             2.
                 IX     TRUST FUND..............................             2.
                  X     COVENANTS...............................             2.
                 XI     SERVICE OF SUIT.........................             3.
                XII     ACCESS TO RECORDS.......................             3.
               XIII     ARBITRATION.............................             3.
                XIV     CONFIDENTIALITY.........................             4.
                 XV     ERRORS AND OMISSIONS  ..................             4.
                XVI     FEDERAL EXCISE TAX......................             4.
               XVII     FOLLOW THE FORTUNES.....................             4.
              XVIII     GOVERNING LAW...........................             5.
                XIX     INSOLVENCY..............................             5.
                 XX     OFFSET..................................             5.
                XXI     SEVERABILITY............................             6.
               XXII     SPECIAL TERMINATION OR SETTLEMENT.......             6.
              XXIII     CURRENCY REVALUATION....................             7.

                   AGGREGATE LOSS RATIO REINSURANCE AGREEMENT

                                     BETWEEN

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA.
                     (HEREINAFTER CALLED THE "RETROCEDENT")

                                       AND

                        GRANITE REINSURANCE COMPANY, LTD.
                   (HEREINAFTER CALLED THE "RETROCESSIONAIRE")

    ************************************************************************


ARTICLE I                           BUSINESS COVERED
---------                           ----------------

All liability assumed under Quota Share Reinsurance Agreements from Superior Insurance Company and its wholly-owned insurance subsidiaries and Pafco General Insurance Company effective January 1, 2000.

ARTICLE II                          TERM AND TERMINATION
----------                          --------------------

Effective from 12:01 a.m. Eastern Standard Time January 1, 2000 until all liabilities are finalized.

ARTICLE III                         TERRITORY
-----------                         ---------

As per the Underlying Agreements.

ARTICLE IV                          COVERAGE
----------                          --------

The Retrocessionaire shall be liable separately for each Reinsurance Agreement, for losses incurred (including all Loss Adjustment Expenses) in excess of a loss ratio of 79%. All terms & conditions of the Underlying Agreements, copies attached hereto, shall apply.

ARTICLE V                           LIMIT OF LIABILITY
---------                           ------------------

The Retrocessionaire shall be liable separately for each Reinsurance Agreement, for 18% of earned premium on each Underlying Agreement, however, not in excess of 6% of the combined earned premium on the Underlying Agreements.

ARTICLE VI                          PREMIUM
----------                          -------

The Retrocedent shall pay an initial deposit premium of $10,000 within 15 days of receipt of the first cash premium payment received on any of the Underlying Agreements. The final premium shall be 12.5% of the premium cash payments received and the difference between that premium and the deposit premium shall be paid upon the finalization of all liabilities in accordance with the Underlying Agreements. In addition the Retrocedent shall pay 100% of the payment received upon the finalization of the liabilities in accordance with the Underlying Agreements. Such payment shall be made within 30 days of receipt of the payment on the Underlying Agreements. However, no payment shall be made after the deposit premium unless all conditions of this agreement have been complied with.


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

ARTICLE VII                         DEFINITIONS
-----------                         -----------

Loss Ratio, shall be in accordance with the Underlying Agreements.

ARTICLE VIII                        REPORTS AND ACCOUNTING
------------                        ----------------------

The Retrocedent shall forward to the Retrocessionaire a copy of all reports received in accordance with the Underlying Agreements within 10 days of their receipt. In the event the paid loss (including all loss adjustment expenses) are in excess of 79% of the earned premium on any individual agreement, the Retrocessionaire shall pay such excess within 5 days of receipt of the accounts statement, however, not in excess of the limit of liability.

ARTICLE IX                          TRUST FUND
----------                          ----------

The Retrocessionaire shall establish a Trust Account acceptable to regulatory authorities of the Retrocedent. The deposit shall be $1 million and shall be made upon the execution of this agreement. In the event the Loss Ratio on any of the Underlying Agreements is in excess of 79%, the Retrocessionaire shall deposit additional securities to increase the Trust Account, if necessary, to the amount calculated as follows: the combined results, calculated separately for each agreement, of the difference between the Loss Ratio and 79%; plus, the ratio of unallocated loss adjustment expenses times the earned premium on the Underlying Agreements, however, not in excess of the limit of liability. Such deposit shall be made within 10 days of request by the Retrocedent. All deposits shall be released upon the finalization of all liabilities.

A letter of credit acceptable to regulatory authorities may be utilized in place of a Trust Account. In the event the Retrocessionaire or the bank issuing the letter of credit gives notice of their intent not to extend the Letter of Credit at any anniversary date, without the approval of the Retrocedent, the full amount of the Letter of Credit shall be considered due and payable immediately.


ARTICLE X                           COVENANTS
---------                           ---------

It is understood and agreed that the Retrocessionaire will not enter any new reinsurance agreements without approval of Retrocedent.









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


ARTICLE XI                        SERVICE OF SUIT
---------                         ----------------

A. It is agreed that in the event of the failure of the Retrocessionaire hereon to pay any amount claimed to be due hereunder, the Retrocessionaire hereon, at the request of the Retrocedent, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this clause constitutes or should be understood to constitute a waiver of Retrocessionaire's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829, and that in any suit instituted against any one of them upon this Agreement, Retrocessionaire will abide by the final decision of such court or of any Appellate Court in the event of an appeal.
B. The above-named are authorized and directed to accept service of process on behalf of Retrocessionaire in any such suit and/or upon the request of the Retrocedent to give a written undertaking to the Retrocedent that they will enter a general appearance upon Retrocessionaire's behalf in the event such a suit shall be instituted.
C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, Retrocessionaire hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Retrocedent or any beneficiary hereunder arising out of this contract of reinsurance, and hereby designate the above-named Mendes & Mount as the person to whom the said officer is authorized to mail such process or a true copy thereof.


ARTICLE XII                       ACCESS TO RECORDS
---------                         -----------------

The Retrocessionaire, or its duly authorized representative, shall have free access at all reasonable times during and after the currency of this agreement, to books and records maintained by any of the division, department and branch offices of the Retrocedent which are involved in the subject matter of this Agreement and which pertain to the reinsurance provided hereunder and all claims made in connection therewith. Notwithstanding the provisions of the preceding sentence, if undisputed balances due from the Retrocessionaire under this Agreement have not been paid for the two most recent reported calendar quarters, the Retrocessionaire shall not have access to any of the Retrocedent's records relating to this Agreement without the specific consent of the Retrocedent.

ARTICLE XIII                      ARBITRATION
---------                         -----------

A. All disputes or differences arising out of the interpretation of this Agreement shall be submitted to the decision of two arbitrators, one to be chosen by each party, and in the event of the arbitrators failing to agree, to the decision of an umpire to be chosen by the arbitrators. The arbitrators and umpire shall be disinterested active or retired executive officials of fire or casualty insurance or reinsurance companies or Underwriters at Lloyd's, London. If either of the parties fails to appoint an arbitrator within one month after being required by the other party in writing to do so, or if the arbitrators fail to appoint an umpire within one month of a request in writing by either of them to do so, such arbitrator or umpire, as the case may be, shall at the request of either party be appointed by a Justice of the Supreme Court of the State of New York.

      B.The arbitration proceeding shall take place in New York, New York. The applicant shall submit its case within one month after the appointment of the court of arbitration, and the respondent shall submit its reply within one month after the receipt of the claim. The arbitrators and umpire are relieved from all judicial formality and may abstain from following the strict rules of law. Punitive damages shall not be awarded by the panel against either party which are apart from the punitive damages that may be in dispute. They shall settle any dispute under the Agreement according to an equitable rather than a strictly legal interpretation of its terms.

     C. Their written decision shall be provided to both parties and shall be final and not subject to appeal.


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

     D. Each party shall bear the expenses of his arbitrator and shall jointly and equally share with the other the expenses of the umpire and of the arbitration.

     E. This Article shall survive the termination of this Agreement.


ARTICLE XIV                       CONFIDENTIALITY
-----------                       ---------------

All terms and conditions of this Agreement and any materials provided in the course of inspection shall be kept confidential by the Retrocessionaire as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to retrocessionaire's, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Retrocedent.


ARTICLE XV                        ERRORS AND OMISSIONS
----------                        --------------------

Any inadvertent delay, omission or error shall not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.


ARTICLE XVI                       FEDERAL EXCISE TAX
-----------                       ------------------

A. The Retrocessionaire has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax. B. In the event of any return of premium becoming due hereunder the Retrocessionaire will deduct 1% from the amount of the return and the Retrocedent or its agent should take steps to recover the Tax from the United States Government.


ARTICLE XVII                      FOLLOW THE FORTUNES
------------                      -------------------

A. The Retrocessionaire's liability shall attach simultaneously with that of the Retrocedent and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers, and to the same modification, alterations and cancellations as the respective insurances (or reinsurances) of the Retrocedent, the true intent of this Agreement being that the Retrocessionaire shall, in every case to which this Agreement applies, follow the underwriting fortunes of the Retrocedent.

B. Nothing shall in any manner create any obligations or establish any rights against the Retrocessionaire in favor of any third parties or any persons not parties to this Agreement.


ARTICLE XVIII                     GOVERNING LAW
-------------                     -------------

This Agreement shall be governed by and construed in accordance with the laws of the state of New York.


ARTICLE XIX                       INSOLVENCY
-----------                       ----------

A. In the event of the insolvency of the Retrocedent, this reinsurance shall be payable directly to the Retrocedent, or to its liquidator, receiver, conservator or statutory successor immediately upon demand on the basis of the liability of the Retrocedent without diminution because of the insolvency of the Retrocedent or because the liquidator, receiver, conservator or statutory successor of the Retrocedent has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Retrocedent shall give written notice to the Retrocessionaire of the pendency of a claim against the Retrocedent which would involve a possible liability on the part of the Retrocessionaires, indicating the policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the Retrocessionaire may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Retrocedent or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to the approval of the Court, against the Retrocedent as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Retrocedent solely as a result of the defense undertaken by the Retrocessionaire.

Retrocedent

ARTICLE XX                        OFFSET
----------                        -------

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any undisputed balance or balances due to the former from the latter under the same or any other reinsurance agreement between them, and the party asserting the right of offset shall have and may exercise such right whether the undisputed balance or balances due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement or, if more than one, the different agreements involved, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York. Where the Retrocedent is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, for the purpose of this Article, the branch of a Retrocedent in Canada shall be considered as a party separate and distinct from the Retrocedent and the right of offset provided for in this Article shall belong to and be applied against that branch as though it were a separate and distinct party.


ARTICLE XXI                       SEVERABILITY
-----------                       ------------

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

ARTICLE XXII                      SPECIAL TERMINATION OR SETTLEMENT
------------                      ---------------------------------

SECTION I (TERMINATION)

A. Either party may terminate this Agreement upon 45 days notice in the event that:
      1. The other party should at any time become insolvent, or suffer any impairment of capital, or file a petition in bankruptcy, or go into liquidation, rehabilitation, or voluntary supervision, or have a receiver appointed, or be acquired or controlled by any other insurance Retrocedent or organization, or
      2. There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the United States of America and the country in which the Retrocessionaire is incorporated or has its principal office as a result of war, currency regulations, or any circumstances arising out of political, financial or economic emergency.

B.    The Retrocedent may terminate this Agreement forthwith in the event that:


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

      5. The Retrocessionaire ceases writing reinsurance and elects to run-off its existing business.
      6. As respects domestic Retrocessionaires: Upon application of the NAIC Insurance Regulatory Information System (IRIS) tests to the Retrocessionaire's quarterly and annual statements (which the Retrocessionaire hereby agrees to furnish to the Retrocedent upon request) it is found that four (4) or more of the Retrocessionaire's IRIS financial ratio values are outside of the usual range established in the IRIS system.
      7. As respects alien Retrocessionaires: Upon review of the Insurance Solvency International (ISI) Performance Tests as published with respect to the Retrocessionaire (or upon application of such Performance Tests to the Retrocessionaire's annual financial statements which the Retrocessionaire hereby agrees to furnish to the Retrocedent upon request) it is found that four (4) or more of the Retrocessionaire's ratios are outside of the normal range (as defined by the ISI standard).

Termination under A. or B. shall be effected by written notice of cancellation. The Retrocedent will specify the mode of payment, i.e., a run-off basis or a clean-cut basis with portfolio transfer, if applicable. In the event the Retrocedent elects a run-off basis, the Retrocessionaire will fund all of the outstanding ceded liabilities through a Trust Account or by providing a Letter of Credit that meets the requirements of the New York State Insurance Department.

SECTION II (SETTLEMENT)
After termination of this Agreement under this or any article, including the natural expiry of the Agreement, if the Retrocessionaire has any residual liability to the Retrocedent, the Retrocessionaire will, at the request of the Retrocedent, furnish to the Retrocedent statements as specified in Section IB., above, and if four or more values are outside of the usual range established in the IRIS or ISI system (as applicable in accordance with Section IB., above) the Retrocedent shall have the option of an immediate settlement of all present and future obligations under this Agreement-.in accordance with Section III, below, or requiring the Retrocessionaire to fund all of the outstanding ceded liabilities through a Trust Account or by providing a Letter of Credit that meets the requirements of the New York State Insurance Department. In the event the Retrocedent elects the funding option, it shall the notify the Retrocessionaire in writing and the Retrocessionaire shall provide such funding within 15 days of such notification; however, it is agreed that the Retrocedent retains the right to require settlement in accordance with Section III at any subsequent date.

SECTION III (PAYMENT)
A. Amounts due the Retrocedent or the Retrocessionaire under this Article shall include all present and future obligations and shall include unearned premiums, outstanding losses (including IBNR), and all other balances. B. In the event of a clean-cut termination with portfolio transfer or an immediate settlement of all present and future obligations the Retrocedent will, upon receipt of payment, provide to the Retrocessionaires a full and final release of Retrocessionaire's liability under the Agreement.
C. When requested by either party an appraisal of outstanding losses and IBNR shall be made by an disinterested actuary.
D. Settlement shall take into account adjustment for net present value.
This Article shall survive the termination of this Agreement



ARTICLE XXIII                     CURRENCY REVALUATION
-------------                     --------------------

It is agreed that underwriting to contractual and/or understanding limits will be done in terms of United States (U.S.) dollar equivalent on the basis of exchange rates in effect at the time of inception of new or renewal business or at the time an addition to an existing risk takes place. In the event there is a reduction in parity value of the U.S. dollar from that existing at the time the risk was written which results in the contractual and/or understanding limits being exceeded, the RetrocedentRetrocedent shall be held covered for such excess until next renewal of the risk, at which time underwriting will then conform to the contractual and/or understanding U.S. dollar limits in effect at the time.




                                       87
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IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be executed by their authorized representatives.

IN:                               THIS              DAY OF              2000
    -----------------------------      -------------       -------------

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA


BY:
    ---------------------------

Title:
       -------------------------



And in:                                this            day of            2000
        ------------------------------      ----------        -----------


                        GRANITE REINSURANCE COMPANY, LTD.


BY:
    -------------------------

Title:
       -----------------------











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